Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2011 RESULTS WITH NET OPERATING REVENUES OF $3.4 BILLION

FRANKLIN, TENN. (October 26, 2011) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the third quarter and nine months ended September 30, 2011.

Net operating revenues for the three months ended September 30, 2011, totaled $3.4 billion, an 8.7 percent increase compared with $3.2 billion for the same period in 2010. Income from continuing operations increased to $95.8 million for the three months ended September 30, 2011, an 8.9 percent increase compared with $88.0 million for the same period in 2010. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.86 per share (diluted), on 89.9 million weighted-average shares outstanding for the three months ended September 30, 2011, compared with $0.80 per share (diluted), on 92.5 million weighted-average shares outstanding for the same period in 2010. Net income attributable to Community Health Systems, Inc. common stockholders increased to $74.3 million, or $0.83 per share (diluted), for the three months ended September 30, 2011, compared with $70.4 million, or $0.76 per share (diluted), for the same period in 2010.

Adjusted EBITDA for the three months ended September 30, 2011, was $453.5 million, compared with $441.5 million for the same period in 2010, representing a 2.7 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended September 30, 2011, was $235.6 million, compared with $356.6 million for the same period in 2010, lower in 2011 primarily as a result of timing of payroll and related payments.

The consolidated financial results for the three months ended September 30, 2011, reflect a 0.7 percent decrease in total admissions and a 4.9 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 7.0 percent and adjusted admissions decreased 1.1 percent, compared with the same period in 2010. On a same-store basis, net operating revenues increased 3.8 percent, compared with the same period in 2010.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “Our results for the third quarter of 2011 further extend Community Health Systems’ consistent record of earnings growth in spite of a challenging marketplace. While our volumes have been constrained by the macroeconomic environment, we believe these results continue to demonstrate the underlying strength of our operating model.”

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CYH Announces Third Quarter 2011 Results

October 26, 2011

Net operating revenues for the nine months ended September 30, 2011, totaled $10.2 billion, a 9.8 percent increase compared with $9.3 billion for the same period in 2010. Income from continuing operations increased to $280.3 million for the nine months ended September 30, 2011, a 7.5 percent increase compared with $260.7 million for the same period in 2010. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $2.49 per share (diluted), on 91.3 million weighted-average shares outstanding for the nine months ended September 30, 2011, compared with $2.31 per share (diluted), on 93.2 million weighted-average shares outstanding for the same period in 2010. Net income attributable to Community Health Systems, Inc. common stockholders decreased to $171.0 million, or $1.87 per share (diluted), for the nine months ended September 30, 2011, compared with $210.5 million, or $2.26 per share (diluted), for the same period in 2010, primarily as a result of the impairment of three hospitals held for sale and loss on sale of a physician clinic during the six months ended June 30, 2011. The impairment loss is primarily related to the write-off of allocated goodwill based on the projected cash proceeds at time of sale for the hospitals sold and hospital held for sale.

Adjusted EBITDA for the nine months ended September 30, 2011, was $1.4 billion, compared with $1.3 billion for the same period in 2010, representing a 4.8 percent increase. Net cash provided by operating activities for the nine months ended September 30, 2011, was $820.2 million, compared with $898.4 million for the same period in 2010, lower in 2011 primarily as a result of timing of payroll and related payments.

The consolidated financial results for the nine months ended September 30, 2011, reflect a 0.5 percent increase in total admissions and a 5.0 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 5.2 percent and adjusted admissions decreased 0.5 percent, compared with the same period in 2010. On a same-store basis, net operating revenues increased 5.0 percent, compared with the same period in 2010. Included on pages 11 and 12 of this press release are footnotes to the Company’s financial statements which provide additional information regarding reported results.

On July 19, 2011, the Company announced that certain of its subsidiaries have executed a definitive agreement to acquire substantially all the assets of Moses Taylor Health Care System, located in northeast Pennsylvania. The system includes 217-bed Moses Taylor Hospital in Scranton and 25-bed Mid-Valley Hospital in Peckville. This transaction is expected to close during the first quarter of 2012.

On September 1, 2011, the Company announced that it completed the sale of SouthCrest Hospital in Tulsa, Oklahoma, Claremore Regional Hospital in Claremore, Oklahoma, and other related assets to Hillcrest Health Care System, part of Ardent Health Services. Ardent Health Services, a privately-held healthcare company, proposed the acquisition to expand its Tulsa-based network of hospitals.

Effective October 1, 2011, a subsidiary of the Company acquired substantially all the assets of Tomball Regional Medical Center in Tomball, Texas, located approximately 30 miles northwest of Houston. The 358-bed hospital provides comprehensive healthcare services on a large campus that also includes a cancer center, heart center, women’s health center, outpatient surgery center and a sports medicine complex. The hospital has earned numerous clinical quality distinctions and is included this year on the U.S. News and World Report list of Best Hospitals in the Houston market.

“Our ability to consistently execute our acquisition strategy is encouraging,” added Smith. “As we continue to acquire new facilities, we have the unique ability to leverage our proven model of standardization and centralization across our growing hospital network. This strategy has been a significant factor in effectively managing our operating costs and integrating our acquisitions with favorable results. Additionally, our successful physician recruitment strategy and consistent investments in physical plant improvements have enhanced our reputation in local communities who want a proven operator. We believe there are significant opportunities in this environment for further acquisitions that fit our operating profile.”

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CYH Announces Third Quarter 2011 Results

October 26, 2011

Included on pages 13, 14 and 15 of this press release are tables setting forth an update to the Company’s 2011 annual earnings guidance and initial guidance for 2012. The 2011 guidance primarily reaffirms the Company’s previous guidance provided on July 28, 2011, as updated to reflect historical results through September 30, 2011, with certain changes to the assumptions used in connection with the guidance.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 131 hospitals in 29 states with an aggregate of approximately 19,700 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Thursday, October 27, 2011, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the three and nine months ended September 30, 2011. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through November 27, 2011. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net operating revenues (d)	$3,436,000	$3,159,823	$10,223,881	$9,309,081
Adjusted EBITDA (c)	453,512	441,485	1,372,883	1,310,395
Income from continuing operations (e)(f)(g)	95,800	88,009	280,279	260,745
Net income attributable to Community Health Systems, Inc.	$74,304	$70,401	$171,017	$210,473

Basic earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$0.87	$0.80	$2.51	$2.34
Discontinued operations (h)	(0.04)	(0.03)	(0.62)	(0.05)

Net income	$0.83	$0.77	$1.89	$2.29

Diluted earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$0.86	$0.80	$2.49	$2.31
Discontinued operations (h)	(0.04)	(0.03)	(0.61)	(0.05)

Net income	$0.83	$0.76	$1.87	$2.26

Weighted-average number of shares outstanding (i):
Basic	89,412	91,485	90,514	92,036
Diluted	89,858	92,463	91,256	93,220

Net cash provided by operating activities	$235,550	$356,585	$820,235	$898,377

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2011		2010
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues (d)	$3,436,000	100.0%	$3,159,823	100.0%

Operating costs and expenses:
Salaries and benefits	1,393,151	40.5%	1,267,103	40.1%
Provision for bad debts	450,296	13.1%	387,512	12.3%
Supplies	459,146	13.4%	434,439	13.7%
Other operating expenses	623,608	18.1%	576,649	18.2%
Rent	64,481	1.9%	62,173	2.0%
Depreciation and amortization	161,515	4.7%	147,289	4.7%

Total operating costs and expenses	3,152,197	91.7%	2,875,165	91.0%

Income from operations (e)(g)	283,803	8.3%	284,658	9.0%
Interest expense, net	159,480	4.6%	162,868	5.1%
Equity in earnings of unconsolidated affiliates	(8,194)	-0.2%	(9,538)	-0.3%

Income from continuing operations before income taxes	132,517	3.9%	131,328	4.2%
Provision for income taxes (f)	36,717	1.1%	43,319	1.4%

Income from continuing operations (e)(f)(g)	95,800	2.8%	88,009	2.8%

Discontinued operations, net of taxes (h):
Loss from operations of entities sold and held for sale	(3,103)	-0.1%	(3,155)	-0.1%
Loss on sale	(66)	0.0%	—	0.0%

Loss from discontinued operations, net of taxes	(3,169)	-0.1%	(3,155)	-0.1%

Net income	92,631	2.7%	84,854	2.7%
Less: Net income attributable to noncontrolling interests	18,327	0.5%	14,453	0.5%

Net income attributable to Community Health Systems, Inc.	$74,304	2.2%	$70,401	2.2%

Basic earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations (e)(f)(g)	$0.87		$0.80
Discontinued operations	(0.04)		(0.03)

Net income	$0.83		$0.77

Diluted earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$0.86		$0.80
Discontinued operations	(0.04)		(0.03)

Net income	$0.83		$0.76

Weighted-average number of shares outstanding (i):
Basic	89,412		91,485

Diluted	89,858		92,463

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2011		2010
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues (d)	$10,223,881	100.0%	$9,309,081	100.0%

Operating costs and expenses:
Salaries and benefits	4,156,614	40.7%	3,745,343	40.2%
Provision for bad debts	1,283,267	12.6%	1,121,015	12.0%
Supplies	1,366,242	13.4%	1,287,125	13.8%
Other operating expenses	1,893,138	18.4%	1,693,230	18.3%
Rent	190,082	1.9%	185,081	2.0%
Depreciation and amortization	481,046	4.7%	440,971	4.8%

Total operating costs and expenses	9,370,389	91.7%	8,472,765	91.1%

Income from operations (e)(g)	853,492	8.3%	836,316	8.9%
Interest expense, net	485,928	4.7%	483,050	5.1%
Equity in earnings of unconsolidated affiliates	(38,345)	-0.4%	(33,108)	-0.4%

Income from continuing operations before income taxes	405,909	4.0%	386,374	4.2%
Provision for income taxes (f)	125,630	1.3%	125,629	1.4%

Income from continuing operations (e)(f)(g)	280,279	2.7%	260,745	2.8%

Discontinued operations, net of taxes (h):
Loss from operations of entities sold and held for sale	(4,546)	0.0%	(4,553)	0.0%
Impairment of hospitals sold and held for sale	(47,930)	-0.5%	—	0.0%
Loss on sale	(3,300)	0.0%	—	0.0%

Loss from discontinued operations, net of taxes	(55,776)	-0.5%	(4,553)	0.0%

Net income	224,503	2.2%	256,192	2.8%
Less: Net income attributable to noncontrolling interests	53,486	0.5%	45,719	0.5%

Net income attributable to Community Health Systems, Inc.	$171,017	1.7%	$210,473	2.3%

Basic earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$2.51		$2.34
Discontinued operations	(0.62)		(0.05)

Net income	$1.89		$2.29

Diluted earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$2.49		$2.31
Discontinued operations	(0.61)		(0.05)

Net income	$1.87		$2.26

Weighted-average number of shares outstanding (i):
Basic	90,514		92,036

Diluted	91,256		93,220

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ in thousands)

(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2011	2010	% Change	2011	2010	% Change

Number of hospitals (at end of period)	130	123		123	123

Licensed beds (at end of period)	19,358	18,053		18,038	18,053

Beds in service (at end of period)	16,542	15,713		15,523	15,713

Admissions	164,842	166,046	-0.7%	154,434	166,046	-7.0%

Adjusted admissions	334,644	319,141	4.9%	315,672	319,141	-1.1%

Patient days	717,951	700,971		669,010	700,971

Average length of stay (days)	4.4	4.2		4.3	4.2

Occupancy rate (average beds in service)	47.1%	48.5%		46.8%	48.5%

Net operating revenues	$3,436,000	$3,159,823	8.7%	$3,278,629	$3,157,864	3.8%

Net inpatient revenues as a % of total net operating revenues	44.0%	48.2%		43.2%	48.2%

Net outpatient revenues as a % of total net operating revenues	53.2%	49.5%		53.9%	49.5%

Income from operations	$283,803	$284,658	-0.3%	$296,430	$286,823	3.3%

Income from operations as a % of net operating revenues	8.3%	9.0%		9.0%	9.1%

Depreciation and amortization	$161,515	$147,289		$155,669	$147,289

Equity in earnings of unconsolidated affiliates	$8,194	$9,538		$8,195	$9,538

Liquidity Data:
Adjusted EBITDA (c)	$453,512	$441,485	2.7%

Adjusted EBITDA as a % of net operating revenues	13.2%	14.0%

Net cash provided by operating activities	$235,550	$356,585

Net cash provided by operating activities as a % of net operating revenues	6.9%	11.3%

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ in thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2011	2010	% Change	2011	2010	% Change

Number of hospitals (at end of period)	130	123		123	123

Licensed beds (at end of period)	19,358	18,053		18,038	18,053

Beds in service (at end of period)	16,542	15,713		15,523	15,713

Admissions	509,508	506,774	0.5%	480,294	506,774	-5.2%

Adjusted admissions	998,959	951,129	5.0%	946,128	951,129	-0.5%

Patient days	2,237,614	2,154,057		2,104,926	2,154,057

Average length of stay (days)	4.4	4.3		4.4	4.3

Occupancy rate (average beds in service)	49.7%	50.5%		49.6%	50.5%

Net operating revenues	$10,223,881	$9,309,081	9.8%	$9,772,155	$9,307,277	5.0%

Net inpatient revenues as a % of total net operating revenues	46.4%	49.4%		46.0%	49.4%

Net outpatient revenues as a % of total net operating revenues	51.2%	48.5%		51.7%	48.5%

Income from operations	$853,492	$836,316	2.1%	$889,901	$843,699	5.5%

Income from operations as a % of net operating revenues	8.3%	9.0%		9.1%	9.1%

Depreciation and amortization	$481,046	$440,971		$466,134	$440,971

Equity in earnings of unconsolidated affiliates	$38,345	$33,108		$38,346	$33,045

Liquidity Data:

Adjusted EBITDA (c)	$1,372,883	$1,310,395	4.8%

Adjusted EBITDA as a % of net operating revenues	13.4%	14.1%

Net cash provided by operating activities	$820,235	$898,377

Net cash provided by operating activities as a % of net operating revenues	8.0%	9.7%

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$266,312	$299,169
Patient accounts receivable, net of allowance for doubtful accounts of $1,840,003 and $1,639,198 at September 30, 2011 and December 31, 2010, respectively	1,773,125	1,714,542
Supplies	336,462	329,114
Prepaid income taxes	—	118,464
Deferred income taxes	115,819	115,819
Prepaid expenses and taxes	119,073	100,754
Other current assets	225,737	193,331

Total current assets	2,836,528	2,871,193

Property and equipment	8,963,658	8,383,122
Less accumulated depreciation and amortization	(2,389,718)	(2,058,685)

Property and equipment, net	6,573,940	6,324,437

Goodwill	4,232,913	4,150,247

Other assets, net	1,204,541	1,352,246

Total assets	$14,847,922	$14,698,123

LIABILITIES
Current liabilities
Current maturities of long-term debt	$61,066	$63,139
Accounts payable	636,327	526,338
Current income tax payable	17,705	—
Deferred income taxes	8,882	8,882
Accrued interest	83,984	146,415
Accrued liabilities	895,196	897,266

Total current liabilities	1,703,160	1,642,040

Long-term debt	8,768,677	8,808,382

Deferred income taxes	608,177	608,177

Other long-term liabilities	975,163	1,001,675

Total liabilities	12,055,177	12,060,274

Redeemable noncontrolling interests in equity of consolidated subsidiaries	383,745	387,472

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 91,753,992 shares issued and 90,778,443 shares outstanding at September 30, 2011, and 93,644,862 shares issued and 92,669,313 shares outstanding at December 31, 2010	918	936
Additional paid-in capital	1,084,415	1,126,751
Treasury stock, at cost, 975,549 shares at September 30, 2011 and December 31, 2010	(6,678)	(6,678)
Accumulated other comprehensive loss	(201,051)	(230,927)
Retained earnings	1,470,399	1,299,382

Total Community Health Systems, Inc. stockholders’ equity	2,348,003	2,189,464
Noncontrolling interests in equity of consolidated subsidiaries	60,997	60,913

Total equity	2,409,000	2,250,377

Total liabilities and equity	$14,847,922	$14,698,123

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities
Net income	$224,503	$256,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	485,917	452,179
Stock-based compensation expense	31,588	29,899
Loss on sale	3,300	—
Impairment of hospitals sold and held for sale	47,930	—
Excess tax benefit relating to stock-based compensation	(4,616)	(10,109)
Other non-cash expenses, net	14,279	8,237
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(90,805)	(25,579)
Supplies, prepaid expenses and other current assets	(31,455)	4,755
Accounts payable, accrued liabilities and income taxes	146,166	172,687
Other	(6,572)	10,116

Net cash provided by operating activities	820,235	898,377

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(209,451)	(67,541)
Purchases of property and equipment	(532,845)	(381,853)
Proceeds from disposition of hospitals and other ancillary operations	172,578	—
Proceeds from sale of property and equipment	9,251	2,845
Increase in other non-operating assets	(130,980)	(98,502)

Net cash used in investing activities	(691,447)	(545,051)

Cash flows from financing activities
Proceeds from exercise of stock options	18,880	53,839
Deferred financing costs	(100)	—
Excess tax benefit relating to stock-based compensation	4,616	10,109
Stock buy-back	(85,790)	(107,932)
Proceeds from noncontrolling investors in joint ventures	1,229	5,155
Redemption of noncontrolling investments in joint ventures	(4,784)	(2,467)
Distributions to noncontrolling investors in joint ventures	(49,928)	(41,870)
Borrowings under credit agreement	83,000	—
Repayments of long-term indebtedness	(128,768)	(46,952)

Net cash used in financing activities	(161,645)	(130,118)

Net change in cash and cash equivalents	(32,857)	223,208
Cash and cash equivalents at beginning of period	299,169	344,541

Cash and cash equivalents at end of period	$266,312	$567,749

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CYH Announces Third Quarter 2011 Results

October 26, 2011

Footnotes to Financial Statements

(a)	The following table provides information needed to calculate income per share which is adjusted for income attributable to noncontrolling interests (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$95,800	$88,009	$280,279	$260,745
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	18,327	14,484	53,486	45,816

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$77,473	$73,525	$226,793	$214,929

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(3,169)	$(3,155)	$(55,776)	$(4,553)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	(31)	—	(97)

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$(3,169)	$(3,124)	$(55,776)	$(4,456)

(b)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2011 and 2010. Both financial and statistical results exclude entities in discontinued operations (including one hospital held for sale at September 30, 2011) for all periods presented.
(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

Footnotes to Financial Statements (Continued)

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Adjusted EBITDA	$453,512	$441,485	$1,372,883	$1,310,395
Interest expense, net	(159,480)	(162,868)	(485,928)	(483,050)
Provision for income taxes	(36,717)	(43,319)	(125,630)	(125,629)
Loss from operations of entities sold and held for sale, net of taxes	(3,103)	(3,155)	(4,546)	(4,553)
Other non-cash expenses, net	20,901	23,885	46,123	39,235
Net changes in operating assets and liabilities, net of effects of acquisitions	(39,563)	100,557	17,333	161,979

Net cash provided by operating activities	$235,550	$356,585	$820,235	$898,377

(d)	Same-store consolidated net operating revenues for the three and nine months ended September 30, 2011, include approximately $40.2 million of Healthcare Information Technology (“HITECH”) incentives from Medicare and Medicaid related to certain of the Company’s hospitals completing attestations to their adoption or implementation of certified electronic health record technology.
(e)	Included in non-same-store income from operations and income from continuing operations for the three months and nine months ended September 30, 2011, are pre-tax legal and other costs of $6.1 million and $12.3 million, with an after-tax impact of $3.9 million ($0.04 EPS), and $7.8 million ($0.09 EPS), respectively, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits.
(f)	The provision for income taxes for the three months ended September 30, 2011 includes a benefit of $4.0 million or $0.04 per share related to the expected favorable resolution of a tax issue on appeal with the IRS.
(g)	Also included in income from continuing operations for the three and nine months ended September 30, 2011, are pre-tax charges of $2.4 million and $8.0 million, respectively, related to acquisition costs (other than Tenet); and, pre-tax charges of $3.0 million, for the nine months ended September 30, 2011, for Tenet acquisition costs. No Tenet acquisition costs were incurred during the three months ended September 30, 2011.
(h)	Included in discontinued operations for the three and nine months ended September 30, 2011, are the following:

•

Effective February 1, 2011, the Company sold Willamette Community Medical Group, which is a physician clinic operating as Oregon Medical Group, located in Springfield, Oregon, with a carrying amount of net assets, including an allocation of reporting unit goodwill, of $19.7 million to Oregon Healthcare Resources, LLC, for $14.6 million in cash.

•	Effective September 1, 2011, two hospitals, one in Tulsa, Oklahoma, and one in Claremore, Oklahoma, were sold. The after-tax loss on sale was approximately $39.6 million.

•

Effective October 22, 2011, the company sold its partnership interest in the limited partnership that operates Cleveland Regional Medical Center (107 licensed beds) located in Cleveland, Texas. This hospital was classified as held for sale at September 30, 2011. The estimated after-tax loss on sale was approximately $8.4 million, which was provided for during the nine months ended September 30, 2011 in discontinued operations.

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Weighted-average number of shares outstanding - basic	89,412	91,485	90,514	92,036
Add effect of dilutive securities:
Stock awards and options	446	978	742	1,184

Weighted-average number of shares outstanding - diluted	89,858	92,463	91,256	93,220

(j)	Total per share amounts may not add due to rounding.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2011, and the Company’s initial 2012 guidance. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2011 guidance primarily reaffirms the Company’s previous guidance for 2011 provided on July 28, 2011, as updated to reflect historical results through September 30, 2011, with certain changes to the assumptions used in connection with the guidance. See page 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	Updated 2011 Projection Range

Net operating revenues (in millions)	$13,600	to	$14,000
Adjusted EBITDA (in millions)	$1,840	to	$1,855
Income from continuing operations per share - diluted	$3.30	to	$3.39
Same-store hospital annual adjusted admissions growth	-1.0%	to	1.0%
Weighted-average diluted shares (in millions)	91	to	92

	Initial Mid-Point 2012 Projection*

Income from continuing operations per share - diluted		$3.60

*	Detail assumptions and additional guidance will be provided in February 2012 in conjunction with the Company’s year-end earning release.

The following assumptions were used in developing the 2011 updated guidance provided above:

•	The Company’s 2011 projection range does not include a hospital held for sale at September 30, 2011.

•	Projected 2011 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•	Expressed as a percent of net operating revenues, the provision for bad debts is projected to be approximately 12.6% to 12.8% for 2011. These percentages may vary depending on changes in payor mix.

•

Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.7% to 4.8% for 2011; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future fair-value adjustments to investments and hospital fixed asset impairments.

•	2011 projection includes an estimate of $0.08 to $0.09 per share (diluted) of acquisition costs (including the terminated Tenet acquisition) that are required to be expensed.

•

The Company’s 2011 projection range and initial 2012 projection do not include the legal expense and other expenses either incurred or to be incurred related to the Tenet lawsuit, governmental investigations, and shareholder lawsuits.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

•

For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2011 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities of at least two years) resulting in total fixed debt including swaps being 91% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 4.7% to 4.8% for 2011; however, these percentages will vary as revenue and interest rates vary. The 2011 projection and initial 2012 projection do not assume any changes to the financing terms of the Senior Secured Credit Facility or any new financing arrangements.

•

On September 15, 2010, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased or when the maximum dollar amount has been reached. Through October 26, 2011, approximately 3.9 million shares with a value of approximately $99.7 million were purchased and retired under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.4% to 0.5% for 2011.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.6% for 2011.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 30.0% to 31.0% for 2011.

•	Capital expenditures are projected as follows (in millions):

2011 Guidance
Total	$750	to	$800

•

Meaningful use certified electronic health records incentives are currently projected to be at least 35 bps for 2011. The Company’s accounting is based on current revenue recognition rules which could change, as various accounting task forces are evaluating accounting for this type of incentive payments.

•	Net cash provided by operating activities are projected as follows (in millions):

2011 Guidance
Total	$1,150	to	$1,250

•

The Company’s 2011 projection and initial 2012 projection also do not take into account resolution of government investigations, Tenet-related lawsuits, and other significant lawsuits not resolved at October 26, 2011.

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CYH Announces Third Quarter 2011 Results

October 26, 2011

The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2011, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including the full year of 2011.

The Company cautions that the projections for calendar year 2011 and the initial projections for calendar year 2012 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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